EXHIBIT 23

CONSENT OF SELIGSON & GIANNATTASIO, LLP

We consent to the incorporation by reference of our report dated September 30, 2006 with respect to the consolidated financial statements and notes thereto of TechnoConcepts, Inc. included in its Annual Report (Form 10-KSB) for the fiscal year ended September 30, 2006 filed with the Securities and Exchange Commission into the Company's Registration Statement on Form SB-2(SEC File No. 333-124609).

Seligson & Giannattasio, LLP
White Plains, NY
January 16, 2007